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NEWS BULLETIN                        GROUP 1 AUTOMOTIVE INC
From:
The Financial Relations Board Inc    950 Echo Lane, Suite 350 Houston, TX  77024


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AT GROUP 1: Chairman, President and CEO  B. B. Hollingsworth, Jr. (713) 647-5700
            Sr. VP, CFO and Treasurer    Scott L. Thompson        (713) 647-5700
   AT FRB:  General Inquiries            Marilyn Windsor          (312) 640-6692
            Analyst Inquiries            Bill Schmidle            (312) 640-6753
            Media Inquiries              Bob Schwaller            (972) 830-2295
--------------------------------------------------------------------------------

       FOR IMMEDIATE RELEASE
       WEDNESDAY, OCTOBER 27, 1999

       GROUP 1 RECORDS DOUBLE-DIGIT GAINS IN REVENUES, OPERATING EARNINGS,
                 NET INCOME FOR 1999 THIRD QUARTER, NINE MONTHS

             THIRD-QUARTER NET INCOME UP 62% ON 49% REVENUE GROWTH;
                     OPERATING MARGIN CONTINUES TO INCREASE

HIGHLIGHTS:
O   Q3 DILUTED EPS UP 37% TO $0.48 ON 17% MORE SHARES
O   NINE-MONTH DILUTED EPS $1.21, A 39% GAIN ON 22% SHARE INCREASE
O   Q3, NINE-MONTH OPERATING MARGINS CONTINUE TO EXPAND

                    SUMMARY RESULTS OF OPERATIONS (UNAUDITED)
                     (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

---------------------------------------------------------------------------------------------------------------
                                                        THREE MONTHS ENDED             NINE MONTHS ENDED
                                                          SEPTEMBER 30,                  SEPTEMBER 30,
                                                     ------------------------     -----------------------------
                                                       1999           1998           1999              1998
                                                     ---------      ---------     -----------       -----------
REVENUES                                              $ 701.8        $ 472.1       $ 1,816.5         $ 1,157.5
GROSS PROFIT                                          $ 105.1        $  71.0       $   274.9         $   167.3
INCOME FROM OPERATIONS                                $  25.7        $  16.4       $    64.1         $    37.7
NET INCOME                                            $  10.5        $   6.5       $    25.9         $    15.3
DILUTED EARNINGS PER SHARE                            $  0.48        $  0.35       $    1.21         $    0.87
---------------------------------------------------------------------------------------------------------------

HOUSTON, OCTOBER 27, 1999--GROUP 1 AUTOMOTIVE, INC. (NYSE: GPI), a leading operator and consolidator in the automotive retailing industry, today reported double-digit gains in revenues, income from operations, net income and earnings per share for the third quarter and first nine months of 1999. Significant revenue growth in all categories, as well as continued improvement in operating margin, drove the company's record performance.

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GROUP 1 AUTOMOTIVE
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ENHANCED REVENUES AND OPERATING MARGIN BOOST EARNINGS
For the third quarter ended September 30, 1999, revenues grew 49 percent to $701.8 million from $472.1 million for the same period last year. Net income increased 62 percent to $10.5 million from $6.5 million, while diluted earnings per share grew 37 percent to $0.48 from $0.35 a year ago. Cash flow per share (net income plus depreciation and amortization) increased to $0.60 from $0.45 in the 1998 period. The increases in earnings and cash flow per share were achieved despite being calculated on 22.1 million shares compared with 18.9 million shares last year, a 17 percent higher number of shares outstanding.

The gross margin was steady at 15.0 percent. Income from operations rose 57 percent to $25.7 million from $16.4 million, resulting in the operating margin expanding to 3.7 percent from 3.5 percent in the year-ago period. Group 1 has achieved year-over-year improvements in operating margin since going public.

"I am pleased to announce another exceptionally strong quarter," said B.B. Hollingsworth Jr., Group 1's chairman, president and chief executive officer. "We saw solid internal growth as well as contributions from acquisitions. We are benefiting from internal operating initiatives, the successful integration of our acquisitions and a robust new vehicle market."

NINE-MONTH PERFORMANCE SURPASSES FULL-YEAR 1998 RESULTS
For the first nine months, revenues accelerated 57 percent to $1.8 billion from $1.2 billion in the 1998 period. Net income increased 70 percent to $25.9 million, or $1.21 per diluted share, compared with $15.3 million, or $0.87 per diluted share. Cash flow per share was $1.56 compared with $1.12. Per-share amounts for the 1999 period were calculated on 21.4 million shares compared with
17.5 million shares last year.

Gross margin was 15.1 percent compared with 14.5 percent a year ago as margins expanded in all categories. Income from operations rose 70 percent to $64.1 million from $37.7 million. The operating margin expanded to 3.5 percent from
3.3 percent in the year-ago period.

"We are very proud of our achievements in expanding operating income and margin," Hollingsworth said. "Our operating leverage has been significant. We have proven that select acquisitions executed under a disciplined strategy can produce solid earnings growth."

AMARILLO OPERATIONS EXPAND
Lone Star Chrysler-Plymouth-Mitsubishi, with operations in Amarillo, Texas, has been acquired and added to Group 1's West Texas platform. This tuck-in acquisition is expected to generate approximately $30 million annually in revenues.

Since the beginning of 1999, Group 1 has closed previously announced acquisitions comprised of 23 franchises with revenues of over $550 million. Another 24 franchise acquisitions are pending which, when completed, will boost the company's annual revenue run rate to over $3 billion. Hollingsworth confirmed the company would continue to seek acquisitions that meet its standards.

CREDIT FACILITY DOUBLED
The company recently announced that its revolving credit facility was doubled to $1 billion, including a $220 million tranche for acquisitions, and extended to December 31, 2003. Lending syndicate members include 11 banks, as well as five automotive captive finance companies. The acquisition portion of the facility is not drawn.

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GROUP 1 AUTOMOTIVE
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"This transaction will provide the resources to support our disciplined acquisition strategy of high-quality growth, and expands our relationships with automobile manufacturers," Hollingsworth said.

Group 1 is a leading operator and consolidator in the highly fragmented automotive retailing industry. Upon completion of the announced acquisitions, Group 1 will have an annualized revenue run rate of over $3 billion, and will own 104 dealership franchises comprised of 31 different brands, and 18 collision service centers located in Texas, Oklahoma, Florida, New Mexico, Colorado, Georgia, Louisiana and Massachusetts. Through its dealerships and Internet sites, the company sells new and used cars and light trucks, provides maintenance and repair services, sells replacement parts and arranges related financing, vehicle service and insurance contracts.

This press release contains certain forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, which are subject to known and unknown risks, uncertainties or other factors not under Group 1's control that may cause the actual results, performance or achievements of Group 1 to be materially different from the results, performance or other expectations implied by these forward-looking statements. Some of these risks, uncertainties and other factors include those disclosed in Group 1's filings with the Securities and Exchange Commission.

 FOR ADDITIONAL INFORMATION REGARDING GROUP 1 AUTOMOTIVE FREE OF CHARGE VIA FAX,
         DIAL 1-800-PRO-INFO AND USE THE COMPANY'S STOCK SYMBOL, "GPI."

  GROUP 1 AUTOMOTIVE, INC. CAN BE REACHED ON THE INTERNET AT WWW.GROUP1AUTO.COM


                          FINANCIAL TABLES TO FOLLOW...

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GROUP 1 AUTOMOTIVE
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                            GROUP 1 AUTOMOTIVE, INC.
                            STATEMENTS OF OPERATIONS
                                   (UNAUDITED)
                 (IN THOUSANDS OF DOLLARS, EXCEPT SHARE AMOUNTS)

                                               THREE MONTHS ENDED                         NINE MONTHS ENDED
                                                  SEPTEMBER 30,                              SEPTEMBER 30,
                                       ---------------------------------------    ---------------------------------------
                                             1999                 1998                   1999                1998
                                       ------------------   ------------------    -------------------  ------------------
REVENUES:
New vehicles                                   $ 418,244            $ 273,282            $ 1,050,771           $ 662,323
Used vehicles                                    203,059              142,351                554,398             363,096
Parts & service                                   58,188               41,542                153,460              97,264
Other dealership revenue, net                     22,299               14,875                 57,911              34,833
                                       ------------------   ------------------    -------------------  ------------------
           Total revenues                        701,790              472,050              1,816,540           1,157,516

COST OF SALES:
New vehicles                                     382,941              251,038                963,229             609,918
Used vehicles                                    187,070              130,722                508,855             335,180
Parts & service                                   26,684               19,327                 69,511              45,081
                                       ------------------   ------------------    -------------------  ------------------
           Total cost of sales                   596,695              401,087              1,541,595             990,179

Gross Profit                                     105,095               70,963                274,945             167,337

SELLING, GENERAL AND
    ADMINISTRATIVE EXPENSES                       76,558               52,502                203,457             125,282

DEPRECIATION EXPENSE                               1,220                1,127                  3,397               2,650

AMORTIZATION EXPENSE                               1,605                  913                  4,028               1,725
                                       ------------------   ------------------    -------------------  ------------------

Income from operations                            25,712               16,421                 64,063              37,680

OTHER INCOME (EXPENSE):
Floorplan interest expense                        (5,438)              (3,690)               (13,623)             (8,994)
Other interest expense, net                       (2,904)              (1,767)                (7,705)             (2,705)
Other income (expense), net                          104                   40                    209                  (8)
                                       ------------------   ------------------    -------------------  ------------------

INCOME BEFORE INCOME TAXES                        17,474               11,004                 42,944              25,973

PROVISION FOR INCOME TAXES                         6,955                4,489                 17,092              10,723
                                       ------------------   ------------------    -------------------  ------------------

NET INCOME                                      $ 10,519              $ 6,515               $ 25,852            $ 15,250
                                       ==================   ==================    ===================  ==================

Basic earnings per share                          $ 0.49               $ 0.36                 $ 1.27              $ 0.90

Diluted earnings per share                        $ 0.48               $ 0.35                 $ 1.21              $ 0.87

Diluted cash flow per share                       $ 0.60               $ 0.45                 $ 1.56              $ 1.12

Weighted average shares outstanding:
           Basic                              21,253,799           18,199,646             20,383,000          16,957,327
           Diluted                            22,106,027           18,855,004             21,359,645          17,538,446

Other Data:
Gross margin                                       15.0%                15.0%                  15.1%               14.5%
Operating margin                                    3.7%                 3.5%                   3.5%                3.3%
Pretax income margin                                2.5%                 2.3%                   2.4%                2.2%

Retail new vehicles sold                          17,259               11,901                 43,629              28,640
Retail used vehicles sold                         12,454                9,086                 34,126              22,431
                                       ------------------   ------------------    -------------------  ------------------
           Total retail sales                     29,713               20,987                 77,755              51,071

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GROUP 1 AUTOMOTIVE
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                            GROUP 1 AUTOMOTIVE, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)


                                                 SEPTEMBER 30,           DECEMBER 31,
                                                     1999                      1998
                                               -----------------        ------------------
                                                   (UNAUDITED)              (AUDITED)

  ASSETS
  Current assets:
    Cash and cash equivalents                          $103,947                   $66,443
    Inventories, net                                    289,314                   219,176
    Other assets, net                                    48,843                    41,303
                                                 ---------------            --------------
       Total current assets                             442,104                   326,922
                                                 ---------------            --------------

  Property and equipment, net                            36,492                    21,960
  Goodwill, net                                         200,468                   123,587
  Other assets                                           10,201                     5,241
                                                 ---------------            --------------
     Total assets                                      $689,265                  $477,710
                                                 ---------------            --------------

  LIABILITIES AND STOCKHOLDERS' EQUITY
  Current liabilities:
     Floorplan notes payable                           $246,241                  $193,405
     Other interest-bearing liabilities                   1,101                     2,966
    Accounts payable and accrued expenses               100,228                    82,300
                                                 ---------------            --------------
       Total current liabilities                        347,570                   278,671
                                                 ---------------            --------------

  Debt                                                  102,032                    42,821
  Other liabilities                                      19,368                    20,034
  Total stockholders' equity                            220,295                   136,184
                                                 ---------------            --------------
    Total liabilities and stockholders' equity         $689,265                  $477,710
                                                 ===============            ==============
    OTHER DATA:

    Working capital                                     $94,534                   $48,251

    Current ratio                                          1.27                      1.17

    Long-term debt to capitalization                        32%                       25%

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